SEPARATION AND RELEASE AGREEMENT


WorldPort Communications, Inc., on behalf of itself and its related entities, and their shareholders, directors, officers, employees, agents, contractors, and attorneys, and their predecessors, successors, and assigns ("Employer") and John Hanson ("Employee") enter into this Separation and Release Agreement ("Agreement"). In consideration of the promises made among the parties and other good and valuable consideration as follows:

1. The Employee hereby resigns from all officer, director and other positions and employment with Employer and its affiliates, effective January 4, 2002 ("Separation Date").

2. In consideration for Employee's performance of the covenants contained in this Agreement and in reliance upon Employee's representations contained in this Agreement, Employer agrees to provide the following:

     a. Employer shall pay Employee $255,000, subject to usual withholdings required by law, representing all compensation to which Employee may be entitled, plus additional compensation to which Employee is not otherwise entitled. This payment will be made to Employee on the business day following the Effective Date (as defined in Section 7).

     b. Employee shall be eligible for continued insurance coverage through the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") for a period of up to eighteen (18) months at the Employee's expense. Employer will pay the cost of such coverage for the first 12 months provided that (i) Employee uses his best efforts to secure similar benefits from another employer and (ii) Employer shall not be required to pay the cost of such coverage after comparable benefits are available to Employee from another employer.

     c. In accordance with legal requirements, Employee will be paid Employee's earned wages and six (6) days of accrued and unused vacation due and owing Employee regardless of whether this Agreement is signed.

     d. Your laptop, and the Microsoft Office software currently on your laptop.

     Employee shall not accrue further benefits under Employer's retirement benefit plan(s) or employee welfare benefit plan(s) after Employee's Separation Date. No severance pay shall be considered "earnings" under any pension plan sponsored by Employer.

3. Except as may be required by law, administrative or judicial process, Employee shall not disclose to anyone (without the prior written consent of Employer) any information regarding the financial condition, contractual arrangements, internal affairs, or governance of Employer, its related and affiliated entities, shareholders, directors, officers, employees, agents or attorneys (past, present and future) which is non-public, confidential, or proprietary or which would in any way injure the reputation or business advantage of any of the foregoing persons or entities. Employee appreciates and agrees to uphold any continuing obligations under the law and any confidentiality and/or invention agreement Employee may have entered into.

4. Except as may be required by law, administrative or judicial process, Employee agrees that he/she will not, without the prior written consent of Employer, directly or indirectly disclose to any individual, corporation, or other entity (other than Employer, its officers, directors, or employees entitled to such information) or use for Employee's own or any other person or entity's benefit, any information, whether or not reduced to written or other tangible form which:

     a.    is not generally known to the public or in the industry;

     b. has been treated by Employer or any of its related or affiliated entities as confidential or proprietary; and

     c is of competitive advantage to Employer or any of its related or affiliated entities and in which Employer or any of its related or affiliated entities has a legally protectable interest;

     (such information being referred to in this paragraph as "Confidential Information"). Confidential Information which becomes generally known to the public or in the industry (other than through Employee), or in the confidentiality of which Employer and any of its related or affiliated entities cease to have a legally protectable interest, shall cease to be subject to the restrictions of this paragraph.

5. Employee represents that he will deliver to Employer all of Employer's data, worksheets, forms, papers, books, notebooks, drawings, records, phone, travel and credit cards, tools, equipment, keys, computer diskettes, computer programs, databases or like written, printed or electronic media or materials in Employee's possession or control and all copies thereof, and all other property of Employer and its related and affiliated entities, upon the cessation of Employee's employment with Employer, other than Employee's laptop and the Microsoft Office software currently on Employee's laptop, which Employee shall be entitled to keep, provided that the Employer shall be entitled to delete all data and all other software from such laptop. The ownership and right of control of all papers, reports, books, records, programs, data, keys, equipment, hardware, software, file back-up materials, diskettes, tapes, passwords or other such materials prepared by, for or on behalf of Employee or provided to Employee by Employer during the course of Employee's employment with Employer are vested exclusively in Employer and remain the exclusive property of Employer.

6. Employee agrees to cooperate with the Released Parties (as defined below) in the truthful and honest prosecution and/or defense of any claim in which the Released Parties may have an interest (subject to reasonable limitations concerning time and place), which may include without limitation making himself available to participate in any proceeding involving any of the Released Parties, allowing himself to be interviewed by representatives of the Released



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

     Parties without asserting or claiming any privilege against the Released Parties, appearing for depositions and testimony without requiring a subpoena and without asserting or claiming any privilege against the Released Parties, and producing and/or providing any documents or names of other persons with relevant information without asserting or claiming any privilege against the Released Parties; provided that, Employer shall pay Employee's reasonable expenses incurred at Employer's prior and specific request.

7. Except for a claim based upon a breach of this Agreement, Employee, on behalf of Employee and Employee's heirs and personal representatives, hereby fully releases the Released Parties (as defined below) from any and all claims, suits, debts, damages, judgments, liabilities, demands, actions or causes of action of any kind or nature whatsoever, including costs and attorneys' fees, whether the underlying facts are known or unknown, which Employee has had or now claims, pertaining to or arising out of Employee's employment with Employer, or separation therefrom, including, but not limited to, any and all claims for discrimination or harassment, breach of contract, fraud, wrongful discharge, misrepresentation, defamation, violation of public policy, breach of the implied covenant of good faith and fair dealing, personal injury, emotional distress, sexual harassment, all liabilities for the payment of any sums for accrued earnings, bonuses or severance pay, any employee benefits other than those specifically referenced above, and attorneys' fees, breach of express or implied contract, infliction of emotional distress, or any other tort, or any claim under any federal, state, or local statutes, regulations or common law, including, without limitation, Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C.ss.2000e et. seq., 42 U.S.C.ss.1981, the Age Discrimination in Employment Act, as modified by the Older Workers Benefit Protection Act, the Civil Rights Act of 1991, the Family and Medical Leave Act, the Americans with Disabilities Act, the Employee Retirement Income Security Act, the Worker Adjustment and Retraining Notification Act, the Vocational Rehabilitation Act of 1973, as amended, the Fair Labor Standards Act, as amended, and the Illinois Human Rights Act. Notwithstanding the above, (a) the Employee's release does not apply to any rights which are not waivable by law (such as any rights to vested pension benefits, workers compensation benefits or unemployment compensation benefits) and it does not apply to any rights Employee may have solely as a result of his status as a shareholder of Employer, and (b) if a claim is brought against Employee by an independent third party that is not affiliated with any of the Released Parties and Employer no longer exists or is unable of honor its indemnfications obligations under Section 11 of this Agreement and Employee is not, directly or indirectly, being indemnified (whether pursuant to insurance or otherwise) as required by Section 11 of this Agreement, then the terms of this Section 7 shall not prohibit Employee from pursuing any related claim that he may have against the Employer's agents and advisors.

     For purposes of this release, the phrase "Released Parties" shall include Employer, and each of its related or affiliated entities, divisions or subsidiaries, and all predecessors, successors and assigns thereof and each of their shareholders, partners, principals, directors, officers, trustees, employees, agents and attorneys, past, present or future. This release shall be for the benefit of the Released Parties and shall run to and be binding upon Employee and Employee's heirs and assigns.

     The following provisions are applicable to and made a part of this Agreement and the foregoing general release and waiver:

     a. Employee specifically releases and waives Employer from all rights and claims which Employee may have under the Age Discrimination in Employment Act of 1967 ("ADEA"), as amended by the Older Workers Benefits Protection Act, which arose prior to the execution of this Agreement, including but not limited to, any claim relating to Employee's separation, or the severance pay program. This Agreement does not waive any rights or claims that may arise under the ADEA after the date Employee signs this Agreement.

     b. Employee hereby acknowledges that, in exchange for this general release and waiver hereunder, Employee has received separate consideration beyond that to which Employee is otherwise entitled under Employer policy or applicable law, and that without such release and covenant not to sue, no agreement would have been reached by the parties. Employee understands and acknowledges the significance and consequences of this release and this Agreement.

     c. Employer advises Employee to consult with an attorney of Employee's choosing prior to executing this Agreement, which contains a general release and waiver.

     d. Employee has been provided at least forty-five (45) days from the date of presentment to consider whether or not to execute this Agreement and waive and release all claims and rights arising under the ADEA.

     e. If Employee executes this Agreement, Employee has a further period of seven (7) days after such date in which to revoke the Agreement and the Agreement shall not become effective or enforceable until the day after the Revocation Period expires ("Effective Date"). However, if Employee does not execute (or executes and later timely revokes) this Agreement, then Employee will not receive the payments and benefits described in Paragraph 2 above (except for paragraph 2(c)).

     f. Exhibit "A," which is attached hereto and incorporated herein as a part of this Agreement, contains the following information: the group of individuals covered by the severance pay programs; the applicable time limits for the severance pay program; the job titles and ages of all individuals who are eligible for the severance pay program; and the ages of all individuals in the same job classifications or organization units who are not eligible for the severance pay program.

8. To the maximum extent permitted by law, Employee covenants not to sue or to institute or cause to be instituted any action in any federal, state or local agency or court against any of the Released Parties, including but not limited to, any of the claims released in Paragraph 7 of this Agreement. If Employee breaches the terms of the release and covenant not to sue, Employer shall be entitled to recover, in addition to any other relief available to Employer, its



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

     costs, including reasonable attorney's fees caused by such breach, as well as any benefits paid out under paragraph 2.

9. Employee agrees that any breach by Employee of Paragraphs 3 through 8 of this Agreement will cause Employer great injury which will be difficult, if not impossible, to measure and that such injury will be immediate and irreparable for which Employer will have no adequate remedy at law. Consequently, Employee agrees that any material breach by Employee of the foregoing paragraphs of this Agreement shall entitle Employer to injunctive relief, and shall entitle Employer to cancel its obligations under this Agreement. Employee agrees that, in the event of a breach by Employee of the foregoing provisions of this Agreement, Employer would be more harmed by the denial of an injunction or other equitable relief than Employee would be harmed by the issuance of an injunction or other equitable relief and that the public interest would be furthered by the issuance of an injunction or other equitable relief to prevent further or additional breach of the foregoing provisions of this Agreement.

10. Except for a claim based upon a breach of this Agreement, Employer, on behalf of itself and its successors and assigns, hereby releases the Employee from any and all known and disclosed claims, suits, debts, damages, judgments, liabilities, demands, actions or causes of action of any kind or nature which Employer has had or now has against Employee pertaining to or arising out of Employee's employment with Employer. This release does not, however, include claims, suits, debts, damages, judgments, liabilities, demands, actions or causes of action unknown or undisclosed to the Employer's Chief Executive Officer as of the date hereof.

11. To the fullest extent permitted by the Employer's Certificate of Incorporation and By-Laws and by the Delaware General Corporation Law, in each cases as currently in effect, the Employer will indemnify the Employee for any judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, incurred by the Employee in connection with the defense of any lawsuit or other claim to which he is made a party by reason of being or having been an officer, director or employee of the Employer or any of its subsidiaries. In addition, the Employee shall be entitled to the protection of any director and officer liability insurance policies the Employer may elect to maintain generally for the benefit of its directors and officers to the maximum extent of coverage available for any such officer or director.

12. Employee agrees to consult with the Employer from time to time regarding historical Employer matters (subject to reasonable limitations concerning time and place). The Employer shall not be required to pay any additional consideration for such services.

13. Employee agrees that neither this Agreement nor performance hereunder constitutes an admission by Employer of any violation of any federal, state or local law, regulation, or common law, or any breach of any contract or any other wrongdoing of any type.

14. Employee agrees that this Agreement constitutes the entire understanding between the parties with reference to the subject matter of this Agreement and that all prior negotiations and understandings, verbal or written, between Employer and Employee, relating to the items and things referred to in this Agreement have been merged herein. No modification of this Agreement shall be valid unless signed by the party against whom such modification is sought to be enforced. This Agreement shall be construed in accordance with the laws of the State of Illinois.

15. It is intended that the provisions of this Agreement shall be enforced to the fullest extent permissible in each jurisdiction in which enforcement is sought. The parties hereby expressly empower a court of competent jurisdiction to modify any term or provision of this Agreement to the extent necessary to comply with existing law and to enforce this Agreement as modified. In addition, if any provision, section, subsection or other portion of this Agreement, other than Paragraphs 7 or 8, shall be determined by any court of competent jurisdiction to be invalid, illegal or unenforceable in whole or in part, and such determination shall become final, such provision or portion shall be deemed to be severed or limited, but only to the extent required to render the remaining provisions and portions of this Agreement enforceable. This Agreement as thus amended shall be enforced so as to give effect to the intention of the parties insofar as that is possible.

16. This Agreement shall be binding upon, and inure to the benefit of, Employer and its successors and assigns and any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of Employer's assets and business.

17. Employee acknowledges that he has carefully read and fully understands the terms and provisions of this Agreement and all of his rights and obligations thereunder, has been or has had the opportunity to be represented by legal counsel of Employee's choosing, and that execution of this Agreement is voluntary, and in no way coerced.



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IN WITNESS WHEREOF, the parties have executed this Separation and Release
Agreement on the date written below.


WORLDPORT COMMUNICATIONS, INC.             EMPLOYEE

By: /S/ K. A. Cote                          /S/ John T. Hanson
   --------------------------------        -------------------------------------
       (Signature)                         (Signature)

Its: Kathleen A. Cote                        John T. Hanson
    -------------------------------        -----------------------------------
                                           (Printed Name)

Date:    January 15, 2002                  Date:   January 15, 2002
       ----------------------------              -----------------------------




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                                    EXHIBIT A


                                                            Age of      Age of
                                                           Eligible   Ineligible
  Department                   Job Title                   Employee    Employee
  ----------                   ---------                   --------    --------

   Finance       Assistant Controller                        N/A          29
   Finance       Director of Corporate Finance                41         None
   Finance       Manager-Financial Planning & Analysis        30         None
   Finance       Manager - Accounting Operations              34         None
   Finance       Chief Financial officer                      44         None
   Finance       Corporate Controller                        N/A          36
   Finance       Executive Administrator                      40         None
   Finance       Senior Accountant                            46         None